EXHIBIT 99.1
                                                               NEWS ANNOUNCEMENT
FOR IMMEDIATE RELEASE

CONTACT:
Michael Doyle
Vice President and CFO
(800) 828-7115
MDoyle@EasyLink.Com


           EASYLINK REPORTS 3RD QUARTER 2005 REVENUES OF $19.7 MILLION
                         AND EARNINGS OF $.01 PER SHARE

PISCATAWAY, NJ - December 20, 2005. EasyLink Services Corporation (NASDAQ:
EASYE), a leading global provider of outsourced business process automation services that transform manual and paper-based business processes into efficient electronic ones, today reported financial results for the third quarter ended September 30, 2005.

For the third quarter 2005 the Company reported revenues of $19.7 million and net income of $.3 million or $0.01 per share, in accordance with its previously issued guidance. Revenues for the third quarter of $19.7 million compare to $20.1 million in the second quarter of this year and $22.5 million in the third quarter of 2004. Net income for the third quarter was $.3 million which compares to $.8 million in the second quarter of this year and $4.2 million in the third quarter of 2004. Gross margin declined to 59% in the third quarter of 2005 as compared to 65% in the second quarter of 2005 and 62% in the third quarter of 2004. All references to financial results for 2004 in this press release refer to the Company's restated financial results.

The Company further reported that it had earnings before interest, taxes, depreciation and amortization ("EBITDA") during the third quarter of 2005 of $1.9 million. This compares to $2.6 million during the second quarter of 2005. EBITDA for the third quarter includes a gain of $1.9 million from the disposition of our domain name purchase option partially offset by losses totaling $.7 million from the sale of our fax businesses in Singapore and Malaysia and the sale of our shares of Infocrossing stock. In the third quarter of 2004 EBITDA amounted to $7.6 million which included a $4.1 million gain from the sale of our Mailwatch service line. EBITDA is not a financial measure within generally accepted accounting principles (GAAP). A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure, operating cash flows is attached. Additionally, a reconciliation of this non-GAAP financial measure to net income for all periods is also presented. The Company considers EBITDA to be a financial indicator of its operational strength, its ability to service debt and its capacity to make new investments in its services.

Cash and cash equivalents at the end of the third quarter were $8.4 million, as compared to $12.2 million at the end of 2004. The decline in cash includes $3.8 million in capital spending primarily associated with the Company's consolidation of its Bridgeton, MO. data center into its Piscataway, N.J. headquarters data center.

EASYLINK REPORTS 3RD QUARTER 2005 REVENUES OF $19.7 MILLION AND
EARNINGS OF $.01 PER SHARE                                               PAGE 2

Thomas Murawski, Chairman, President, and CEO of EasyLink commented: "We are pleased to be able to announce our third quarter results, and report that with the completion of our restatements and the filing of our third quarter 10Q the transition to our new public accounting firm is now complete. With this now in place we anticipate that the E following are trading symbol will be removed shortly. Our third quarter results were in line with expectations, which were tempered somewhat by the restructuring of our domestic sales organization which started in May. Our Transaction Management Services unit recorded third quarter revenues of $4.5 million, including a $300,000 one-time sale of an electronic invoicing system for one of the world's largest travel services companies. Transaction Management Services revenue has grown 37% over the first 9 months of the year versus the same period last year. Transaction Management Services recurring revenue will be relatively flat in the fourth quarter primarily driven by delays in customer implementations but is expected to resume its growth trend in the first quarter of 2006 as a result of several major deals which are now being implemented or ramped to their revenue potential. For the second quarter of 2006 we expect Transaction Management revenues to be around $5.5 million."


For the third quarter of 2005 in comparison to the first quarter of 2005 and the third quarter of 2004, revenues (in thousands) for the Company's services were as follows:

                                                                               %                                %
                                        3rd Quarter       2nd Quarter       Increase/        3rd Quarter    Increase/
                                           2005               2005         (Decrease)           2004*      (Decrease)
                                      --------------     --------------    ----------      --------------  ----------

Transaction Management Services        $  4,513             $  4,001             13%            $  3,093           46%

Transaction Delivery Services          $ 15,188             $ 16,069             (6%)           $ 18,986          (20%)

MailWatch*                                    -                    -              -             $    430            -
                                       --------             --------       --------             --------     --------

                                       $ 19,701             $ 20,070             (2%)           $ 22,509          (12%)

*EasyLink sold the MailWatch service line as of 7/31/04



Nine Months Results

Revenues for the nine months ended September 30, 2005 were $60.1 million as compared to $70.9 million for the same period in 2004. In 2005, the Company had a net loss of $1.6 million or $0.04 per share. The Company reported net income of $6.9 million or $0.16 per share for the nine months ended September 30, 2004.

Earnings before interest, taxes, depreciation and amortization ("EBITDA") during the nine months ended September 30, 2005 amounted to $3.5 million. For the nine months ended September 30, 2004 EBITDA amounted to $15.2 million. A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure, operating cash flows, is attached. Additionally, a reconciliation of this non-GAAP financial measure to net income for the periods is also presented.

EASYLINK REPORTS 3RD QUARTER 2005 REVENUES OF $19.7 MILLION AND
EARNINGS OF $.01 PER SHARE                                               PAGE 3

Business Outlook

The following statements are forward looking and actual results may differ materially due to factors noted at the end of this release, among others.

EasyLink expects the following for the fourth quarter of 2005:
    o Total revenues of approximately $18 to $18.6 million and gross margin of approximately 59%. We anticipate our Transaction Delivery revenue to be in the range of $14-$14.4 million and our Transaction Management revenue to be in the range of $4.0-$4.2 million for the fourth quarter.
    o    Net results are expected to be a net loss of $.01 to $.02 per share.

We are encouraged by our existing pipeline and our revenue outlook for the first half of 2006. We expect our Transaction Delivery revenue to be approximately $14 million in both the first and second quarters of 2006. We expect Transaction Management revenue to be approximately $4.5 million in the first quarter of 2006 and approximately $5.5 million in the second quarter.

Quarterly Conference Call

Thomas Murawski, Chairman, President and Chief Executive Officer, and Mike Doyle, Vice President, Chief Financial Officer, will host a conference call and simultaneous webcast at 10:30 a.m. EDT on Tuesday, December 20, 2005 to discuss the results and review corporate progress. The conference call number is 800/839-3552 and the reservation number is 3603976. Please call five minutes in advance to ensure that you are connected prior to the presentation. The call will be simultaneously broadcast live over the Internet via a link on the investor relations pages of EasyLink's corporate Web site, www.EasyLink.com, and at www.streetevents.com. Please allow extra time prior to the call to visit the site and download the software required to listen to the Internet broadcast. Both the conference call and webcast are open to the general public.

If you are unable to participate, the online archive of the broadcast will be available on the investor relations pages of www.EasyLink.com within two hours of the live call through Tuesday, January 3, 2006 at 11:00 p.m. EDT. You can also access the replay by calling 800/642-1687 and entering the reservation number 3603976. A copy of the earnings announcement, which will include certain financial and other information presented on the call, will also be available on the investor relations pages of our Web site at www.EasyLink.com.

About EasyLink Services Corporation

EasyLink Services Corporation (NASDAQ: EASYE), headquartered in Piscataway, New Jersey, is a leading global provider of outsourced business process automation services that enable medium and large enterprises, including 60 of the Fortune 100, to improve productivity and competitiveness by transforming manual and paper-based business processes into efficient electronic business processes. EasyLink is integral to the movement of information, money, materials, products, and people in the global economy, dramatically improving the flow of data and documents for mission-critical business processes such as client communications via invoices, statements and confirmations, insurance claims, purchasing, shipping and payments. Driven by the discipline of Six Sigma Quality, EasyLink helps companies become more competitive by providing the most secure, efficient, reliable, and flexible means of conducting business electronically. For more information, please visit www.EasyLink.com.

EASYLINK REPORTS 3RD QUARTER 2005 REVENUES OF $19.7 MILLION AND
EARNINGS OF $.01 PER SHARE                                               PAGE 4

This news release may contain statements of a forward-looking nature relating to future events or financial results of EasyLink Services Corporation. Investors are cautioned that such statements are only predictions and actual events or results may differ materially. In evaluating such statements, investors should specifically consider the various factors that could cause actual events or results to differ materially from those indicated from such forward-looking statements. These include: the need to raise additional capital; the ability to service our remaining indebtedness; the ability to continue as a going concern being dependent upon the ability to generate sufficient cash flow to meet our obligations on a timely basis, to obtain additional financing or refinancing as may be required, and to achieve and maintain profitable operations; significant leverage; the ability to attract additional customers or to expand services sold to existing customers; the ability to successfully implement our business strategy; significant competition; the risks inherent in integrating the EasyLink business; and the risk of being delisted from NASDAQ, including the risk that the Company may be unable to regain compliance with the $1 minimum bid price requirement by February 21, 2006. These and other risks and uncertainties are described in more detail in the Company's filings with the Securities and Exchange Commission.

EASYLINK REPORTS 3RD QUARTER 2005 REVENUES OF $19.7 MILLION AND
EARNINGS OF $.01 PER SHARE                                               PAGE 5




                          EASYLINK SERVICES CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)


                                                                                 SEPT. 30, 2005     DEC. 31, 2004
                                                                                 (unaudited)         (restated)

ASSETS
     Cash and cash equivalents                                                  $       8,383        $      12,216
     Marketable securities                                                                  -                2,023
     Accounts and other receivable, net                                                11,521               11,883
     Other current assets                                                               3,356                2,841
                                                                                      -------              -------
        Total current assets                                                           23,260               28,963

     Property and equipment, net                                                       10,240                8,071
     Goodwill and other intangible assets, net                                         12,849               14,862
     Other assets                                                                         905                  768
                                                                                -------------        -------------

     TOTAL ASSETS                                                               $      47,254        $      52,664
                                                                                =============        =============

LIABILITIES AND STOCKHOLDERS' EQUITY
     Accounts payable                                                           $       7,660        $       7,733
     Accrued expenses                                                                  12,258               14,709
     Current portion of notes payable                                                   3,350                3,825
     Other current liabilities                                                          2,568                2,727
                                                                                      -------              -------
        Total current liabilities                                                      25,836               28,994

     Notes payable, less current portion                                                7,800                9,600
     Other long term liabilities                                                        1,873                 1100
                                                                                      -------               ------

     TOTAL LIABILITIES                                                                 35,509               39,694

     TOTAL STOCKHOLDERS' EQUITY                                                        11,745               12,970
                                                                                -------------        -------------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                 $      47,254        $      52,664
                                                                                =============        =============

                 -Statements of operations and cash flow follow-

EASYLINK REPORTS 3RD QUARTER 2005 REVENUES OF $19.7 MILLION AND
EARNINGS OF $.01 PER SHARE                                               PAGE 6



                          EASYLINK SERVICES CORPORATION
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)


                                                                           THREE MONTHS ENDED
                                                                             SEPTEMBER 30,
                                                                  -----------------------------------
                                                                       2005                    2004
                                                                       ----                    ----
                                                                                          (restated)

Revenues                                                          $    19,701             $    22,509

Cost of revenues                                                        8,169                   8,580
                                                                  -----------             -----------

Gross profit                                                           11,532                  13,929

Operating expenses:
     Sales and marketing                                                4,732                   4,349
     General and administrative                                         5,206                   5,967
     Product development                                                1,696                   1,675
     Amortization of other intangibles                                    517                     517
     Loss on sale of fax businesses                                       250                      --
     Restructuring charges                                                 --                    (350)
     Gain on sale of Mailwatch service line                                --                  (4,126)
                                                                  -----------             -----------

         Total operating expenses                                      12,401                   8,032
                                                                  -----------             -----------

Income (Loss) from operations                                            (869)                  5,897

 Other income (expense), net                                            1,148                     (16)
                                                                  -----------             ------------

Income before income taxes                                                279                   5,881

Provision (credit) for income taxes                                       (65)                  1,665
                                                                  ------------            -----------

NET INCOME                                                        $       344             $     4,216
                                                                  ===========             ===========


BASIC NET INCOME PER SHARE                                        $      0.01             $      0.10
                                                                  ===========             ===========

DILUTED NET INCOME PER SHARE                                      $      0.01             $      0.09
                                                                  ===========             ===========

Weighted average basic shares outstanding                              44,874                  44,163
                                                                  ===========             ===========

Weighted average diluted shares outstanding                            45,036                  44,670
                                                                  ===========             ===========

EASYLINK REPORTS 3RD QUARTER 2005 REVENUES OF $19.7 MILLION AND
EARNINGS OF $.01 PER SHARE                                               PAGE 7


                          EASYLINK SERVICES CORPORATION
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)


                                                                            NINE MONTHS ENDED
                                                                             SEPTEMBER 30,
                                                                  ------------------------------------
                                                                       2005                    2004
                                                                       ----                    ----
                                                                                            (restated)

Revenues                                                          $    60,149             $    70,899

Cost of revenues                                                       22,925                  28,057
                                                                  -----------             -----------

Gross profit                                                           37,224                  42,842

Operating expenses:
     Sales and marketing                                               14,726                  13,628
     General and administrative                                        15,390                  18,069
     Product development                                                5,094                   5,032
     Separation agreement costs                                         2,312                     ---
     Amortization of other intangibles                                  1,551                   1,550
     Loss on sale of fax businesses                                       250                      --
     Restructuring charges                                                 --                    (350)
     Gain on sale of Mailwatch service line                                --                  (4,126)
                                                                  -----------             -----------

         Total operating expenses                                      39,323                  33,803
                                                                  -----------             -----------

Income (loss) from operations                                          (2,099)                  9,039

Other income (expense), net                                               507                    (234)
                                                                  -----------             ------------

Income (loss) before income taxes                                      (1,592)                  8,805

Provision for income taxes                                                 40                   1,880
                                                                  -----------             -----------

NET INCOME (LOSS)                                                 $    (1,632)            $     6,925
                                                                  ============            ===========


BASIC NET INCOME (LOSS) PER SHARE                                 $    (0.04)             $      0.16
                                                                  ===========             ===========

DILUTED NET INCOME (LOSS) PER SHARE                               $    (0.04)             $      0.15
                                                                  ===========             ===========

Weighted average basic shares outstanding                              44,529                  44,031
                                                                  ===========             ===========

Weighted average diluted shares outstanding                            44,529                  44,916
                                                                  ===========             ===========

EASYLINK REPORTS 3RD QUARTER 2005 REVENUES OF $19.7 MILLION AND
EARNINGS OF $.01 PER SHARE                                               PAGE 8


                          EASYLINK SERVICES CORPORATION
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                     NINE MONTHS ENDED SEPTEMBER 30,
                                                                                     -------------------------------
                                                                                          2005            2004
                                                                                          ----            ----
                                                                                                       (restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                                                   $    (1,632)         $6,925
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
     Depreciation                                                                         2,426           4,020
     Amortization                                                                         1,762           2,010
     Provision for doubtful accounts                                                         57             441
     Loss on sale of businesses                                                             250              --
     Provision for restructuring                                                              -            (350)
     Loss on sale of marketable securities                                                  469              --
     Issuance of shares as matching contributions to employee
          benefit plans                                                                     374             286
     Gain on sale of MailWatch service line                                                              (4,126)
     Gain on sale of domain name repurchase agreement                                    (1,907)             --
     Other                                                                                   55             203
Changes in operating assets and liabilities:
     Accounts receivable, net                                                               305           1,170
     Prepaid expenses and other current assets                                              201            (697)
     Accounts payable, accrued expenses and other liabilities                            (1,902)         (3,702)
                                                                                         -------         -------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                                   458           6,180
                                                                                     -----------       ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property and equipment, including capitalized software                 (3,798)         (1,918)
     Proceeds from sale of marketable securities                                          1,021               --
     Proceeds from domain name repurchase agreement                                         830               --
     Proceeds from sale of Mailwatch service line                                            --            3,500
     Cash paid for Quickstream acquisition                                                 (342)              --
                                                                                     -----------       ---------
NET CASH (USED) PROVIDED BY INVESTING ACTIVITIES                                         (2,289)           1,582
                                                                                     -----------       ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds of bank loan advances                                                            1,900               --
Payments of bank loan advances                                                             (950)              --
Payments under capital lease obligations                                                   (324)           (283)
Proceeds from exercise of employee stock options                                             96              24
Principal payments of notes payable                                                      (3,225)         (1,860)
Payments of capitalized interest                                                             --            (752)
                                                                                     -----------       ---------
NET CASH USED IN FINANCING ACTIVITIES                                                    (2,503)         (2,871)
                                                                                     -----------       ---------

EFFECT OF FOREIGN EXCHANGE RATE CHANGES
   ON CASH AND CASH EQUIVALENTS                                                             101            (153)
                                                                                     ----------        ---------

Cash provided by (used in) discontinued operations                                          400            (300)
                                                                                     -----------       ---------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                     (3,833)          4,438

Cash and cash equivalents at beginning of the period                                     12,216           6,623
                                                                                     -----------       ---------

CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD                                   $    8,383        $ 11,061
                                                                                     ===========       =========

EASYLINK REPORTS 3RD QUARTER 2005 REVENUES OF $19.7 MILLION AND
EARNINGS OF $.01 PER SHARE                                               PAGE 9


                          EASYLINK SERVICES CORPORATION
       UNAUDITED RECONCILIATION OF NON GAAP FINANCIAL INFORMATION TO GAAP
                                 (in thousands)

                                                                                    THREE MONTHS ENDED SEPTEMBER 30,
                                                                                    --------------------------------
                                                                                          2005             2004
                                                                                          ----             ----
                                                                                                        (restated)
Net income                                                                            $     344       $   4,216
Add:
Depreciation                                                                                711           1,066
Amortization of intangible assets                                                           580             655
Interest expense, net and taxes                                                             241           1,706
                                                                                      ---------         -------

EBITDA                                                                                    1,876           7,643

Interest expense, net and taxes                                                            (241)         (1,706)

Add (subtract):
       Provision for doubtful accounts                                                      196             168
       Other non-cash items                                                                 109              51
       Provision for restructuring                                                                         (350)
       Gain on sale of Mailwatch service line                                                            (4,126)
       Loss on sale of fax businesses                                                       250
       Loss on sale of marketable securities                                                469
       Gain on sale of domain names repurchase agreement                                 (1,907)
       Changes in operating assets and liabilities                                          453           1,956
                                                                                      ---------         -------

Net cash provided by operations                                                       $   1,205         $ 3,636
                                                                                      =========         =======


                                                                                    NINE MONTHS ENDED SEPTEMBER 30,
                                                                                    -------------------------------
                                                                                          2005             2004
                                                                                          ----             ----
                                                                                               (restated)
Net income (loss)                                                                     $  (1,632)      $   6,925
Add:
Depreciation                                                                              2,426           4,020
Amortization of intangible assets                                                         1,762           2,010
Interest expense, net and taxes                                                             951           2,219
                                                                                      ---------         -------

EBITDA                                                                                    3,507          15,174

Interest expense, net and taxes                                                            (951)         (2,219)
                                                                                      ---------       ---------

Add (subtract):
       Provision for doubtful accounts                                                       57             441
       Other non-cash items                                                                 429             489
       Provision for restructuring and impairment                                                          (350)
       Gain on sale of Mailwatch service line                                                             (4126)
       Loss on sale of fax businesses                                                       250
       Loss on sale of marketable securities                                                469
       Gain on domain names repurchase agreement                                         (1,907)
       Changes in operating assets and liabilities                                       (1,396)          (3229)
                                                                                      ---------       ---------

Net cash provided by operations                                                       $     458       $   6,180
                                                                                      =========       =========